EXHIBIT 99.2

For Immediate Release

For More Information:

Michael G. Sanchez

Andy Mus

Chief Executive Officer

Senior Vice President

Coastal Banking Company Inc.

Marsh Communications LLC

904-321-0400

404-327-7662

Coastal Banking Company Names Gary Horn

Market President for Beaufort, S.C.

BEAUFORT, S.C., May 16, 2008 – Coastal Banking Company Inc. (OTCBB: CBCO), the holding company for Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., has named William Gary Horn as market president for its Lowcountry National Bank operations in Beaufort, S.C. He assumes the Beaufort market management duties of Randolph C. Kohn, who retired at the end of April.

“Gary Horn is a talented banker who has extensive knowledge and long-held relationships in markets along coastal South Carolina,” said Michael G. Sanchez, chief executive officer. “He has been instrumental to our success in supporting and serving the growing Beaufort community, and I am confident that he will continue to provide great leadership as we look to expand our market presence in the future.”

Horn, a 30-year banking veteran, formerly served as executive vice president and senior credit officer for Lowcountry National Bank. Prior to joining the company in 2002, he served as president and chief executive officer of Beach First National Bank in Myrtle Beach, S.C. From 1993 to 1995, Horn was an executive vice president and senior loan officer at Summerville National Bank in Summerville, S.C., where he was responsible for managing the bank’s loan portfolio as well as its product and business development efforts. From 1989 to 1992, he served as a senior vice president and senior loan officer for Embry National Bank in Atlanta, where he managed lending operations and implemented a loan documentation quality monitoring system.

Horn earned a bachelor’s degree from Georgia Southern University, and is a graduate of the Georgia School of Banking at The University of Georgia and the Stonier Graduate School of Banking at Rutgers University.

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $445.6 million-asset bank holding company of Lowcountry National Bank (LNB) in Beaufort, and First National Bank (FNB) of Nassau County in Fernandina Beach, Fla., both of which provide a full range of consumer and business banking services. LNB serves coastal South Carolina through full-service banking offices in Beaufort, Hilton Head and Port Royal, and a commercial loan production office in Charleston, S.C. FNB operates full-service banking offices in Fernandina Beach, Fla., and Meigs, Ga., the latter operating under the name of The Georgia Bank. In addition to its banking offices, FNB operates a wholesale lending division based in Atlanta and two commercial loan production offices, in Jacksonville, Fla., and Savannah, Ga. The company’s common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company’s Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market.  Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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